SALE AND PURCHASE OF OWNERSHIP INTEREST
between
FREECOOK CORP. AND THYNEWS TECH LLC

THIS OWNERSHIP PURCHASE AGREEMENT(“Agreement”), dated June 28, 2019, is by and between FREECOOK CORP., a Nevada corporation (“Freecook”, “Buyer”, “Company”); and THYNEWS TECH LLC, a Wyoming limited liability company (“Thynews Tech” or the “Seller”). The Buyer and the Seller may be referred to herein singularly as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Freecook desires to acquire Thynews Tech and make it a 100% wholly owned subsidiary of Freecook, which includes Thynews application (with, all the rights for the access codes to the application and all the rights for the application itself); and

WHEREAS, Thynews Tech desires to sell, and Freecook desires to purchase 100% of the ownership interests of Thynews Tech, which includes Thynews application, contingent upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF OWNERSHIP.

1.1     Sale of Ownership Interest. Thynews Tech hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as defined in Section 1.3), free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, 100% of the ownership of duly and validly issued, fully paid and non-assessable ownership interest of Thynews Tech.

1.2     Purchase Price. Subject to the terms and conditions of this Agreement and in reliance upon the respective representations, warranties and covenants of Freecook and Thynews Tech herein contained and in full consideration of such sale, conveyance, transfer, assignment and delivery of the ownership to Buyer, Buyer agrees to deliver to Thynews Tech’s owners a cumulative total of one hundred thousand (100,000) restricted shares of Freecook treasury valued at One Dollar ($1.00) per share. The shares will be delivered to Thynews Tech within sixty (60) days following the execution of this Agreement.  Additionally, FreeCook shall provide to Thynews, as consideration, a Promissory Note, in the amount of One Hundred Thousand United States Dollars ($100,000 US), attached as Exhibit A to this Agreement.

1.3     Closing. The final closing of the transactions detailed by this Agreement (the “Closing”) will take place simultaneously with the execution of this Agreement.

1.4     Operations of Subsidiary. Thynews Tech will continue to operate as an independent entity; Andrii Kokliushyn will remain President of Thynews Tech.

1.5     Operations of Parent. Freecook will continue to conduct its business as it is presently being conducted; Natalija Tunevic will remain President of Freecook.

1.6     Thynews Tech Debt. All debts and liabilities presently owed by Thynews Tech, as well as any debts and liabilities incurred after the execution of this Agreement, shall remain Thynews Tech’s sole responsibility. Thynews Tech agrees to indemnify and hold harmless from all claims, losses and legal actions related to Thynews Tech, Freecook, and each of its individual officers, employees, directors and affiliates.

1.7     Freecook Debt. All debts and liabilities presently owed by FRCK shall remain its sole responsibility as well as any debts and liabilities incurred after the execution of this Agreement.

1.8     Assets and Liabilities. All assets and liabilities presently owned by the parties shall at all times remain their respective assets and liabilities without claim by the other party.

1.9    Restricted Shares. Thynews Tech acknowledges and agrees that the United States Securities & Exchange Commission has not reviewed the offering of the Shares and that the Shares have not been registered under the Act and may not be offered or sold in the United States or to U.S. persons unless the Shares are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration.  The certificate representing the Shares will bear the following legend and the Seller agrees to abide by the terms thereof:

The Securities represented hereby have not been registered under the Securities Act of 1933 (the “Act”) and have been issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S promulgated under the Act.  Such securities may not be re-offered for sale or resold or otherwise transferred except in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.  Hedging transactions involving the securities may not be conducted unless in compliance with the Act.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THYNEWS TECH

To induce Freecook to enter into this Agreement, Thynews Tech represents and warrants to Freecook as follows:

2.1.     Organization and Qualifications of Thynews Tech. Thynews Tech is lawfully existing and in good standing with full power and authority to conduct its business as represented to Freecook. Thynews Tech is duly qualified and in good standing in each state where such qualification is required.

2.2.     Capitalization of Thynews Tech. As of the date of the execution of this Agreement, there are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire any of Thynews Tech’s ownership or ownership interests. No securities, liens or liabilities of Thynews Tech are either directly or indirectly convertible into or exchangeable for ownership or ownership interests of Thynews Tech, and there are no ownership or similar rights based on the book value or any other attribute of any ownership of Thynews Tech.

2.3.     Subsidiaries. Thynews Tech does not have any subsidiaries or own any securities issued by any other business organization or governmental authority.

2.4.     Title to Properties; Condition of Properties. Thynews Tech has good and marketable title to all of the assets listed on its Latest Balance Sheet. All assets necessary for the continued operation of Thynews Tech’s business as it is currently being conducted and as it has been conducted since its inception are owned by Thynews Tech or subject to valid leasehold interests.

2.5.     Absence of Undisclosed Liabilities. Thynews Tech has no liabilities of any nature, whether accrued, absolute or contingent, other than and to the extent reflected or reserved against on the Latest Balance Sheet and liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet. There are no agreements, judgments, decrees, orders or, to the best knowledge of Thynews Tech, any facts which materially affect, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of Thynews Tech which have not been specifically disclosed in this Agreement.

2.6.     Conduct of Business in the Ordinary Course. Thynews Tech has conducted its businesses since its inception only in the usual and ordinary course consistent with past practice. Since such date Thynews Tech has not (i) sold or transferred any of its assets, except inventory in the ordinary course of business; (ii) changed any method of accounting or accounting practice; (iii) increased or promised to increase the compensation payable to any employee; (iv) made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation, to any officer, director, shareholder or employee of Thynews Tech or any of their affiliates; (v) changed its ownership or other ownership interest in Thynews Tech; or (vi) suffered any damage or casualty to its assets.

2.7.      Application Ownership. Thynews Tech hereby agrees to transfer, convey, assign and deliver to Freecook the following:

•

Thynews application;

•

All the ownership rights of Thynews application;

•

All the access codes of Thynews application;

•

All the ownership rights for the access codes of Thynews application.

2.8     Litigation. There are no legal, administrative, arbitration or other proceeding or governmental investigations pending or, to the best knowledge of Thynews Tech, threatened against Thynews Tech.

2.9     Compliance with Laws. Thynews Tech has not violated, and is not violating, any laws, regulations or permits which apply to the conduct of its business or the Real Property, the failure with which to comply would have a material adverse effect on Thynews Tech.

2.10     Transactions with Interested Persons. No officer or director of Thynews Tech directly or indirectly owns any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Thynews Tech, or any organization which has a material contract or arrangement with Thynews Tech.

2.11     Warranty or Other Claims. There are no existing material claims against Thynews Tech for goods or services which are defective or fail to meet any product warranties or contract or industry standards. To the best knowledge of Thynews Tech, there are no threatened claims, or any facts upon which a claim could be based, against Thynews Tech for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

2.12     Thynews Tech’s Familiarity with Freecook. Thynews Tech represents that it has been afforded an opportunity to review all books and recoreds of Freecook that is available to its Senior Management and Board of Directors, as well as the opportunity to ask questions, and is making an informed independent investment decision. Thynews Tech further represents that it has made its own independent analysis of Freecook’s intended business model and is not relying upon any representations of same from Freecook.

2.13     Non-U.S. Resident. President of Thynews Tech is not a “U.S. Person” as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.  A “U. S. Person” is defined by Regulation S of the Act to be any person who is:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in § 230.501(a)) who are not natural persons, estates or trusts.

ARTICLE III

LEGAL AUTHORITY OF THYNEWS TECH

3.1.     Authority of Thynews Tech. Thynews Tech represents and warrants to Freecook that Andrii Kokliushyn, as Managing Partner of Thynews Tech, has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to Freecook valid, lawful and marketable title to all ownership interests to be sold, assigned and transferred by Thynews Tech to Freecook pursuant to this Agreement, and that the Thynews Tech Personnel signing this document have full and unrestricted legal right, power and authority to enter into this Agreement on behalf of Thynews Tech and all its owners.

Thynews Tech represents that neither the execution and delivery of this Agreement nor any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to Thynews Tech or any of its assets, property or business.

3.2.     Title. Upon delivery to Freecook of certificates representing all of Thynews Tech’s and its owner’s ownership interests at Closing, Freecook will acquire lawful, valid and marketable title to such 100% ownership of Thynews Tech, free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

3.3.     Prohibitions of Transactions. Thynews Tech represents and warrants to Freecook that it is not presently a party to or subject to nor bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in ownership by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement other than listed herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FREECOOK

Freecook represents and warrants to Thynews Tech as follows:

4.1.     Approval. Freecook has all necessary corporate power and is duly authorized to purchase, acquire and accept the Shares as specified in this Agreement. Freecook has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by Freecook of the transactions contemplated hereby.

4.2.     Subsidiaries. Freecook currently has no active wholly-owned subsidiaries. Freecook is not a partner or joint venturer in any partnership or joint venture.

4.3    Conduct of Business in the Ordinary Course. Freecook has conducted its businesses since its inception only in the usual and ordinary course consistent with past practice. Since such date Freecook has not (i) sold or transferred any of its assets, except inventory in the ordinary course of business; (ii) changed any method of accounting or accounting practice; (iii) increased or promised to increase the compensation payable to any employee; (iv) made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation, to any officer, director, shareholder or employee of Freecook or any of their affiliates; (v) changed its ownership or other ownership interest in Freecook; or (vi) suffered any damage or casualty to its assets.

ARTICLE V

CLOSING DOCUMENTS

5.1     Deliveries of Thynews Tech. Thynews Tech shall deliver to Freecook at closing, full rights and titles to 100% of its ownership.

ARTICLE VI

COVENANTS

6.1     Waiver of Rights: Except as set forth herein, the Parties hereto further agree, covenant, represent and warrant that they intend to and do hereby waive and relinquish any and all rights and benefits conferred on them by any statutory or decisional authorities which would otherwise preclude release of unknown claims.

6.2     Scope. If, at the time of enforcement of Section 6.2, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

ARTICLE VII

INDEMNIFICATION

7.1     Mutual Indemnification: Each party agrees to indemnify, defend and hold harmless the other party from and against any and all claims, demands, expenses (including reasonable attorney fees) or assertions of any kind arising out of or in any way connected with (a) any alleged act, failure to act, omission, or misrepresentation by the indemnifying party, its officers, directors, employees or agents; or (b) any breach by the indemnifying party of any of the terms, conditions, warranties or representations contained in this Agreement, or in any other instrument executed by the indemnifying party in connection with this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1.     Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Freecook or Thynews Tech in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

8.2.     Governing Law. Each of the provisions of this Agreement shall be enforceable independent of any other provision and independent of any other claim or cause of action. In the event of any dispute arising under the terms of this Agreement, the parties hereto agree that the jurisdiction shall remain with the State of Nevada and the laws thereof will govern its interpretation, validity and effect of this Agreement without regard to the place of its execution or place of performance.

Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be determined through arbitration administered pursuant to the rules of the American Arbitration Association and the judgment on the award rendered therein may be entered in any court having jurisdiction thereof. Each party shall initially be responsible for its own attorney fees, costs and expenses of arbitration. The Arbitrator may include, in the award, an assessment of expenses of arbitration and the costs thereof with an award of reasonable attorney fees to the prevailing party.

8.3.     Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

8.4.     Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

8.5.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

8.6.     Section Headings. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

8.7.     Counterparts. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by each of the parties.

8.8.     Waiver. Waiver by any party hereunder of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

8.9.     Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

8.10     Notices. All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

If to Thynews Tech, at:

Thynews Tech LLC

30 N Gould Street Ste R
Sheridan WY 82801 USA
Attn: Andrii Kokliushyn
Phone: 15734320277

If to Freecook, at:

Freecook Corp.

Vilniaus g.31

Vilnius LT-01402 Lithuania

Attn: Natalija Tunevic

Phone: 37052512561

or to such other address as Thynews Tech or Freecook may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

This agreement may have amendments after review by legal counsel of both parties and if they are mutually agreed upon, in writing, by both parties.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.

FREECOOK CORP.

By: /s/ Natalija Tunevic

Natalija Tunevic, Sole Officer and Director

 THYNEWS TECH:

By: /s/ Andrii Kokliushyn
Andrii Kokliushyn, President

Exhibit A

PROMISSORY NOTE

Principal Amount:
$100,000.00	Issue Date: June 28, 2019

For value received, the undersigned, Freecook Corp., a Nevada corporation, (the “Borrower”) hereby unconditionally promises to pay to the order of Thynews Tech LLC, a Wyoming LLC having its principal place of business at 30 N Gould Street Ste R Sheridan WY 82801 (the “Lender”), the principal amount of One Hundred Thousand U.S. Dollars ($100,000.00) (the “Principal Amount”), together with 10% per annum interest thereon (computed on the basis of a 360-day year for the actual number of days elapsed) according to the terms of this promissory note (this “Note”). Defined terms used herein without definition shall have the meanings given in the Sale and Purchase of Ownership Interest.

This Note is delivered pursuant to the terms of that certain Sale and Purchase of Ownership Interest, by and among Freecook Corp. and Thynews Tech LLC.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Letter.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

1.  Repayment of the Note.  The Principal Amount outstanding hereunder shall be payable upon the Maturity Date (as defined below).  The entire Principal Amount and all accrued and unpaid interest shall be due and payable on the earlier to occur of (i) the Maturity Date, and (ii) an Event of Default (as defined below).

(a)  Optional Prepayments.  The Borrower may prepay any amounts owing under this Note, in whole or in part, at any time and from time to time, without premium or penalty.

(b)  Method of Payment.  The Borrower will make all payments of principal and interest under this Note by wire transfer of immediately available funds to the bank account specified by the Lender in written notice delivered to the Borrower at least three (3) business days before the applicable payment date, or in cash.

(c)  Maturity Date.  The Principal Amount, together with any accrued and unpaid interest, shall become due and payable on the 8th of July 2019 (any, the “Maturity Date”). On the Maturity Date, to the extent not already paid, the Borrower shall pay to Company the Indebtedness in full.

(d)  Currency. All dollar amounts are in U.S. dollars.

 (e)  Invalidated Payments.  To the extent that the Lender receives any payment on of any amounts owing under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Lender and applied on account of the Borrower’s obligations under this Note.

(f). Surrender and Cancellation.  Once the Principal Amount, plus all accrued but unpaid interest thereon, has been paid in full, all obligations under this Note will immediately and automatically terminate, and the Lender will promptly surrender this Note to the Borrower for cancellation.

2.  Event of Default.  An event of default will occur if the Borrower fails on the Maturity Date to pay timely the Principal Amount and accrued interest pursuant to this Note (an “Event of Default”).  Upon an Event of Default, the unpaid portion of the Principal Amount will bear simple interest from the date of the Event of Default to the payment date at a rate equal to eighteen percent (10.00%) per annum, for the duration of such Event of Default. The Borrower may prepay all or a part of the Indebtedness due hereunder at any time.

3.   Remedies.

(a)  At any time an Event of Default exists or has occurred and is continuing, the Lender shall have all rights and remedies provided in this Note, the Uniform Commercial Code (the “UCC”) and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Borrower except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to the Lender hereunder, under the UCC or under other applicable law, are cumulative, not exclusive and enforceable, in the Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions.

(b)  The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in the collection of the indebtedness evidenced by this Note, in enforcing any of the rights, powers, remedies and privileges of the Lender hereunder, or in connection with any further negotiations, modifications, releases, or otherwise incurred by the Lender in connection with this Note.  As used in this Note, the term “attorneys’ fees” shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Lender in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre-judgment and post-judgment or bankruptcy proceedings.

4.  Miscellaneous.

(a)  Notices.  All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar overnight next business day delivery or by email delivery followed by overnight next business day delivery, as follows:

To the Borrower:

Freecook Corp.

Vilniaus g.31

Vilnius LT-01402 Lithuania

Attn: Natalija Tunevic

Phone: 37052512561

To the Lender:

Thynews Tech LLC

30 N Gould Street Ste R
Sheridan WY 82801 USA
Attn: Andrii Kokliushyn
Phone: 15734320277

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

(b)  Successors and Assigns.  This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Lender may assign all or any portion of its rights hereunder to an affiliate of the Lender without such consent by giving written notice of such assignment to the Borrower.  Assignment of all or any portion of this Note in violation of this Section 4(b) shall be null and void.

(c)  Amendment; Waiver.  No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Borrower and the Lender.

(d)   Waiver of Jury Trial. EACH OF THE COMPANY AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE BORROWER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, ABIDE BY THE FOREGOING WAIVER, (B) EACH OF THE COMPANY AND THE BORROWER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE COMPANY AND THE BORROWER MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH OF THE COMPANY AND THE BORROWER HAS ENTERED INTO THIS NOTE FREELY AND FULLY UNDERSTANDS THE WAIVER IN THIS SECTION.

(e)   Governing Law.  This note is governed by the laws of the State of Nevada, without regard to conflict of laws principles.

(f)  Consent to Jurisdiction.  Each of the Borrower and the Lender hereby (a) agrees to the exclusive jurisdiction of any state or federal court sitting in the State of Nevada (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to the Note, (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service of any and process upon it, and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in this Note and service so made will be complete when received.  Nothing in this Section (l) will affect the rights of the Borrower or the Lender to serve legal process in any other manner permitted by law.

The Borrower hereby signs this Note as of the date first written above.

BORROWER:	FREECOOK CORP.

By:
	Name:	Natalija Tunevic
	Title:	President